Exhibit 99.1

Dell Increases Revenue and Earnings, Lowers Operating Expenses

Company Gains Share in First Quarter Across All Major Product Categories and Regions

ROUND ROCK, Texas--(BUSINESS WIRE)--Dell (NASDAQ:DELL) today reported record fiscal first quarter revenue of $16 billion, a 9 percent year-over-year increase, and earnings of $0.38 cents per share, a 12 percent increase. The results were driven by better-than-industry growth of commercial and consumer products and services, and lower operating expense as a percent of revenue.

Product shipments in the quarter increased 22 percent, with servers growing three times the industry rate at 21 percent. Storage revenue increased 15 percent and enhanced services revenue was up 13 percent. Notebook unit growth, a Dell strategic priority, rose sharply at 43 percent and 1.2 times the industry growth rate. Consumer units grew at more than two times the industry rate and the company increased its global share by 1.2 points to 8.8 percent during the quarter.

“We are executing on all points of our strategy to drive growth in every product category and in every part of the world,” said Michael Dell, chairman and CEO. “These results are early signs of our progress against our five strategic priorities. Through a continued focus, we expect to continue growing faster than the industry and increase our revenue, profitability and cash flow for greater shareholder value.”

	First Quarter
(in millions, except share data)	FY09	FY08	Change
Revenue	$16,077	$14,722	9%
Operating Income	$899	$933	(4%)
Net Income	$784	$756	4%
EPS	$0.38	$0.34	12%

References to Dell’s unit growth as a multiple of the growth of the industry exclude Dell, and all growth rates are year-over-year unless otherwise noted.

Earnings per share in the quarter were affected by the following items:

  $106 million in expense, or four cents per share, related to the realignment of our business, including severance costs and facility closures;
  $26 million, or one cent per share, in amortization expense of purchased intangible assets;
  $19 million in expense, or one cent per share, in investigation related costs;
  A $42 million increase in financing and other income, or two cents per share, related to an error in currency exchange rates from prior periods;
  A $46 million, or two cents per share, reversal in the provision for employee bonuses for fiscal 2008; and,
  A reduction in a litigation reserve related to a favorable ruling in a patent case of $55 million, or two cents per share.

Dell’s headcount has been reduced by 7,000 in the past year – including a reduction of about 3,700 in the first quarter – or 8 percent before the impact of acquisitions. Dell has added about 2,700 employees through acquisitions, making the net reduction for the company about 5 percent.

Operating expenses were 12.9 percent of revenue for the quarter. Cash flow from operations was $143 million and impacted by lower payables and tax and bonus payments. The company still expects to generate cash flow from operations in excess of net income on an annualized basis. Dell ended the quarter with $9.8 billion in cash and investments and weighted average shares were 2.04 billion.

In the quarter, Dell issued $1.5 billion in private placement and medium- and long-term notes to be used for general corporate purposes. Dell spent more than $1 billion to repurchase 52 million shares of stock and plans to spend at least $1 billion on share repurchase in the second quarter.

Regional Highlights

Revenue from outside the United States during the quarter surpassed revenue from the U.S. for the first time. BRIC countries – Brazil, Russia, India and China – led accelerated growth in emerging countries with 73 percent year-over-year increase in shipments and 58 percent increase in revenue, and accounted for almost 9 percent of Dell’s total revenue.

  Asia-Pacific and Japan Commercial (APJ): Revenue in the quarter grew by 19 percent on a 31 percent increase in units. Operating income was up 52 percent on a balanced country, segment and product performance. India and China led the region with revenue increases of 52 percent and 30 percent, and unit shipment growth of 68 percent and 43 percent, respectively. APJ growth continued strong across all product categories, with shipment increases of 46 percent in notebooks, 23 percent in server shipments and 25 percent in desktops.
  Americas Commercial: Total unit growth was up 3 percent driven by an 11 percent increase in notebooks and a 20 percent increase in servers, which was more than four times the rate of the industry.
  Europe, Middle East and Africa Commercial (EMEA): Revenue increased 15 percent and shipments were up 30 percent, with a 59 percent increase in shipments of notebooks. Storage revenue increased 48 percent. Unit growth in the region was led by the largest countries: United Kingdom up 20 percent; Germany up 26 percent and France up 14 percent.

Strategic Priority Highlights

  Global Consumer: On improved profitability, revenue grew 20 percent driven by a 47 percent increase in shipments. Dell grew units at more than two times the rate of the industry and increased its global share by 1.2 points to 8.8 percent. In addition to its online and telephone sales channels, Dell expanded its global retail presence, adding Suning in China and Costco in the U.S. to reach more than 13,000 retail locations worldwide.

  Enterprise: Server revenues were up 4 percent on a 21 percent increase in units, Dell’s fastest unit growth in more than two years and three times the rate of the industry. The company gained 1.5 points of share in the quarter. Storage revenue jumped 15 percent driven by strong growth from Dell’s PowerVault direct attached products and a full quarter of EqualLogic offerings. Based on company estimates, Dell again took share worldwide in the first quarter. Enhanced services revenue was up 13 percent aided by the first full quarter of the new ProSupport solutions. A leading indicator of services growth – the deferred services revenue balance – grew 23 percent to $5.4 billion. Dell’s Cloud-Computing service and design model is powering about half of the fastest growing Chinese internet companies as well as the largest portal in China. With launch of the Dell EqualLogic PS5000 series IP SANs and the Dell/EMC AX4 and 5i SANs, Dell extended its position as the No. 1 provider worldwide of iSCSI SAN solutions.
  Notebooks: Notebook units grew 43 percent year-over-year with revenue growth of 22 percent. In the quarter, Dell released its first fully ruggedized laptop, the Latitude XFR D630. In Global Consumer, notebook units increased 78 percent and made up 60 percent of the product mix.
  Small and Medium Business: Dell announced a redesigned Vostro laptop line for small businesses, including the 13.3-inch Vostro 1310 and the 15.4 inch Vostro 1510. These products are further expansion of Dell’s products designed specifically for small business customers, including servers, storage and services.
  Emerging Countries: BRIC plus the 10 targeted countries in Dell’s emerging countries priority accelerated revenue 47 percent. The company launched the Dell 500 notebook, designed specifically for the needs of emerging countries, which it is shipping to great demand in China and India. The Partner Direct program was launched in Europe and APJ in the quarter.

Company Outlook

Dell will continue to incur costs as it realigns its business to improve competitiveness, reduce headcount and invest in infrastructure and acquisitions. The company is seeing conservatism in IT spending in the U.S. particularly with its global and large customers as well as public, small and medium business accounts. Dell expects the conservatism to continue through the summer, particularly as many of these customer segments are seasonally slower. Dell does not expect the significant component-cost reductions experienced during the first half of last year. In addition, the company also expects to have lower investment and other income driven by reduced investment balances with lower interest rates and increased interest expense driven by a higher level of debt.

Dell expects to continue to benefit from improving performance in areas like emerging countries, notebooks, enterprise and services, which collectively are driving a more diversified portfolio of geographies and products.

Against this backdrop, the company recently shared its goal to lower total cost and is targeting $3 billion in annualized savings by fiscal 2011. Dell’s focus remains on growing units faster than the industry, increasing revenue, profitability and cash flow, and making decisions that deliver the best long-term result.

About Dell

Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.

Special Note

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: general economic, business and industry conditions; our ability to maintain a cost advantage over our competitors; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws, copyright levies and fluctuations in foreign currency exchange rates; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; our ability to effectively manage periodic product transitions; any additional issues or matters that may arise from the ongoing SEC investigation; our ability to maintain a strong internal control environment; our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; unfavorable results of legal proceeding could harm our business and result in substantial costs; our acquisition of other companies; our ability to properly manage the distribution of our products and services; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting Dell’s business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission.

Consolidated statements of income, financial position and cash flows follow.

Dell is a trademark of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data)
(unaudited)

	Three Months Ended			% Growth Rates
	May 2,	February 1,	May 4,
	2008	2008	2007	Sequential	Yr. to Yr.

Net revenue	$ 16,077	$ 15,989	$ 14,722	1%	9%
Cost of revenue	13,112	12,995	11,884	1%	10%
Gross margin	2,965	2,994	2,838	(1%)	4%

Selling, general and administrative	1,912	1,981	1,763	(3%)	8%
Research and Development:
Research, development and engineering	152	154	142	(1%)	7%
In-process research and development	2	83	-	(98%)	N/A
Total research and development	154	237	142	(35%)	9%
Total operating expenses	2,066	2,218	1,905	(7%)	8%

Operating income	899	776	933	16%	(4%)

Investment and other income, net	125	106	78	18%	61%
Income before income taxes	1,024	882	1,011	16%	1%
Income tax provision	240	203	255	19%	(6%)
Net income	$ 784	$ 679	$ 756	15%	4%

Earnings per common share:
Basic	$ 0.39	$ 0.31	$ 0.34	26%	15%
Diluted	$ 0.38	$ 0.31	$ 0.34	23%	12%

Weighted average shares outstanding:
Basic	2,036	2,184	2,234	(7%)	(9%)
Diluted	2,040	2,201	2,254	(7%)	(10%)

Percentage of Total Net Revenue:
Gross margin	18.4%	18.8%	19.3%
Selling, general and administrative	11.9%	12.4%	12.0%
Total research and development	1.0%	1.5%	1.0%
Operating expenses	12.9%	13.9%	13.0%
Operating income	5.5%	4.9%	6.3%
Income before income taxes	6.4%	5.5%	6.8%
Net income	4.9%	4.2%	5.1%
Income tax rate	23.5%	23.0%	25.2%

Net Revenue by Product Category:
Desktop PCs	$ 4,700	$ 4,860	$ 4,942	(3%)	(5%)
Mobility	4,904	4,813	4,016	2%	22%
Servers and Networking	1,653	1,612	1,593	3%	4%
Storage	631	649	549	(3%)	15%
Services	1,448	1,401	1,281	3%	13%
Software and Peripherals	2,741	2,654	2,341	3%	17%

Percentage of Total Net Revenue:
Desktop PCs	29%	30%	33%
Mobility	31%	30%	27%
Servers and Networking	10%	10%	11%
Storage	4%	4%	4%
Services	9%	9%	9%
Software and Peripherals	17%	17%	16%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC. Condensed Consolidated Statement of Financial Position and Related Financial Highlights (in millions, except for "Ratios" and "Other information") (unaudited)

	May 2,	February 1,	May 4,
	2008	2008	2007
Assets:
Current assets:
Cash and cash equivalents	$ 8,273	$ 7,764	$ 9,260
Short-term investments	228	208	919
Accounts receivable, net	6,002	5,961	4,740
Financing receivables, net	1,548	1,732	1,503
Inventories, net	1,258	1,180	764
Other	3,193	3,035	2,585
Total current assets	20,502	19,880	19,771
Property, plant and equipment, net	2,642	2,668	2,452
Investments	1,312	1,560	2,058
Long-term financing receivables, net	375	407	349
Goodwill	1,691	1,648	111
Intangible assets, net	808	780	44
Other non-current assets	689	618	759
Total assets	$ 28,019	$ 27,561	$ 25,544

Liabilities and Equity:
Current liabilities:
Short-term borrowings	$ 131	$ 225	$ 334
Accounts payable	10,891	11,492	9,670
Accrued and other	3,829	4,323	3,647
Short-term deferred service revenue	2,518	2,486	2,033
Total current liabilities	17,369	18,526	15,684
Long-term debt	1,848	362	381
Long-term deferred service revenue	2,906	2,774	2,375
Other non-current liabilities	2,350	2,070	1,914
Total liabilities	24,473	23,732	20,354
Redeemable common stock	92	94	119
Stockholders' equity	3,454	3,735	5,071
Total liabilities and equity	$ 28,019	$ 27,561	$ 25,544

Ratios:
Days supply in inventory	9	8	6
Days of sales outstanding (1)	36	36	31
Days in accounts payable	75	80	73
Cash conversion cycle	(30)	(36)	(36)

Other Information:
Regular headcount (approximate)	79,900	82,700	83,600
Temporary headcount	4,700	5,500	5,300
Total headcount	84,600	88,200	88,900

Average total revenue/unit (approximate)	$ 1,470	$ 1,480	$ 1,630

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At May 2, 2008, February 1, 2008 and May 4, 2007, DSO and days of customer shipments not yet recognized were 33 and 3 days, 33 and 3 days and 29 and 2 days, respectively.

DELL INC.
Condensed Consolidated Statements of Cashflows
(in millions, unaudited)

	Three Months Ended
	May 2,	May 4,
	2008	2007

Cash flows from operating activities:
Net income	$784	$756
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	185	132
Stock-based compensation	50	97
Excess tax benefits from stock-based compensation	-	(12)
Effects of exchange rate changes on monetary assets and
liabilities denominated in foreign currencies	(90)	22
Other	39	31
Changes in:
Operating working capital	(882)	(1,054)
Non-current assets and liabilities	57	(71)
Net cash provided by (used in) operating activities	143	(99)

Cash flows from investing activities:
Investments:
Purchases	(172)	(1,104)
Maturities and sales	434	1,068
Capital expenditures	(122)	(171)
Acquisition of business, net of cash and cash equivalents acquired	(170)	-
Net cash used in investing activities	(30)	(207)

Cash flows from financing activities:
Repurchase of common stock	(1,031)	-
Issuance of common stock under employee plans	21	21
Excess tax benefits from stock-based compensation	-	12
Issuance (payment) of commercial paper, net	101	(40)
Proceeds from borrowings	1,490	12
Repayments of borrowings	(200)	(17)
Other	6	(1)
Net cash provided by (used in) financing activities	387	(13)

Effect of exchange rate changes on cash and cash equivalents	9	33
Net increase (decrease) in cash and cash equivalents	509	(286)

Cash and cash equivalents at beginning of period	7,764	9,546
Cash and cash equivalents at end of period	$8,273	$9,260

DELL INC.
Segment Information
(in millions, unaudited)

	Three Months Ended
	May 2,	February 1,	November 2,	August 3,	May 4,
	2008	2008	2007	2007	2007

Net Revenue by Geographic Region (in millions):
Americas Commercial	$ 7,298	$ 7,216	$ 7,834	$ 7,680	$ 7,251
EMEA Commercial	3,806	3,680	3,448	3,162	3,317
Asia Pacific - Japan Commercial	2,024	1,905	1,790	1,765	1,707
Global Consumer	2,949	3,188	2,574	2,169	2,447
Consolidated net revenue	$ 16,077	$ 15,989	$ 15,646	$ 14,776	$ 14,722

Percentage of Total Net Revenue:
Americas Commercial	45%	45%	50%	52%	49%
EMEA Commercial	24%	23%	22%	21%	22%
Asia Pacific - Japan Commercial	13%	12%	11%	12%	12%
Global Consumer	18%	20%	17%	15%	17%
	100%	100%	100%	100%	100%

Consolidated Operating Income
Americas Commercial	$ 588	$ 502	$ 663	$ 757	$ 644
EMEA Commercial	221	283	211	202	282
Asia Pacific - Japan Commercial	131	120	76	142	86
Global Consumer	35	3	(24)	5	18
Consolidated segment operating income	975	908	926	1,106	1,030
Stock-based compensation expense	(50)	(38)	(97)	(204)	(97)
In-process research and development	(2)	(83)	-	-	-
Amortization of intangible assets	(24)	(11)			-
Consolidated operating income	$ 899	$ 776	$ 829	$ 902	$ 933

DELL INC.
Supplementary Items
(in millions, except per share data)
(unaudited)

The following supplemental data is provided for additional information.
All items are included in Dell's U.S. GAAP results.

	Three Months Ended May 2, 2008

	Pre-Tax $M	Est. EPS Impact
Severance & Facility Closures	$(106)	$(0.04)
Amortization of Purchased Intangibles	$(26)	$(0.01)
Investigation Related Costs	$(19)	$(0.01)
Exchange Rate Error (a)	$42	$0.02
Bonus Accrual Reversal (b)	$46	$0.02
Patent Litigation Reserve (c)	$55	$0.02

(a) Error whereas certain balances were not translated at appropriate currency exchange rates over time.
(b) A reduction in the provision for Fiscal Year 2008 employee bonuses.
(c) A reduction in litigation reserves related to a patent claim.

These items are recognized in different tax jurisdictions and therefore are tax-effected at different rates.

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Investor Relations:
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lynn_tyson@dell.com
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robert_williams@dell.com